Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Present at the 16th Annual Keefe, Bruyette & Woods Community Bank Investor Conference

Ontario, CA, July 24, 2015 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be making a presentation and hosting one-on-one meetings with investors at the 16th Annual Keefe, Bruyette & Woods Community Bank Investor Conference on Tuesday, July 28, 2015. The conference will take place at the Grand Hyatt in New York City, NY from July 28 to July 29, 2015.

Mr. Myers will be giving a formal presentation on Tuesday, July 28 at 8:00 a.m. (EDT). The presentation will be available by way of live webcast and can be accessed through a link (http://wsw.com/webcast/kbw29/cvbf) or by visiting CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab for 90 days after the presentation.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of approximately $7.70 billion. Citizens Business Bank serves 43 cities with 40 Business Financial Centers, seven Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.